TRITON INTERNATIONAL LIMITED EXECUTIVE SEVERANCE PLAN Exhibit 10.1

TABLE OF CONTENTS INTRODUCTION ...........................................................................................................................1 ARTICLE I DEFINITIONS ............................................................................................................1 ARTICLE II PARTICIPATION ......................................................................................................5 ARTICLE III BENEFITS ................................................................................................................6 ARTICLE IV CLAIMS PROCEDURE.........................................................................................11 ARTICLE V ADMINISTRATION ...............................................................................................12 ARTICLE VI AMENDMENT AND TERMINATION ................................................................14 ARTICLE VII MISCELLANEOUS ..............................................................................................14 ARTICLE VIII STATEMENT OF ERISA RIGHTS ....................................................................17 GENERAL PLAN INFORMATION ............................................................................................20 ADOPTION OF PLAN..................................................................................................................21 ADDENDUM – GROUP 1 PARTICIPANTS ADDENDUM – GROUP 2 PARTICIPANTS ADDENDUM – GROUP 3 PARTICIPANTS EXHIBIT 1 – PARTICIPATION NOTICE

1 INTRODUCTION Triton International Limited (the “Company”) has established this Triton International Limited Executive Severance Plan (the “Plan”), effective February 9, 2022, in order to provide severance benefits for selected officers and key employees of the Company and each Participating Employer who are either involuntarily terminated other than for Cause or who resign for Good Reason. The Plan supersedes, solely for the Participants, any prior severance plans, policies, agreements, letters, arrangements and/or practices of the Company and each Participating Employer in effect for the Eligible Executive, including the Triton Container International, Incorporated of North America Employee Severance Plan. This document is the Plan document, and also serves as the Summary Plan Description (“SPD”). The severance benefits payable under this Plan apply to covered terminations of employment on or after February 9, 2022. ARTICLE I DEFINITIONS 1.1 Beneficial Owner means “Beneficial Owner” as such term is used in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. and the terms “Beneficial Ownership” and “Beneficially Own” shall have the corresponding meanings. 1.2 Board means the Board of Directors of the Company. 1.3 CIC Target Bonus means an amount equal to the Participant’s target annual bonus opportunity for the fiscal year of the Employment Loss during the Change in Control Protection Period. 1.4 Cause means, with respect to any Participant: (i) the Participant’s failure to perform his or her reasonably assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or disability) which failure, if capable of cure or remedy is not cured or remedied within fourteen (14) days after written notice from the Company or the Participant’s employer setting forth such failure in reasonable detail; (ii) the Participant’s willful failure to comply with any valid and legal directive of the Board or the person to whom the Participant reports; (iii) the Participant’s engagement in any act of dishonesty, misrepresentation or willful commission of fraud (including misappropriation or embezzlement);

2 (iv) the Participant’s violation of any federal, state or foreign law or regulation applicable to the Company’s business; (v) the Participant’s material violation of the Company’s Code of Ethics or Code of Conduct or material violation of any other material written Company policies applicable to the Participant (including any policy regarding harassment or discrimination) or material breach of any provision of this Plan or any written agreement with the Company or any of its affiliates; (v) the Participant’s commission of any felony or any crime involving moral turpitude; or (vi) any other misconduct that is materially injurious to the business, financial condition or professional reputation of, or is otherwise materially injurious to, the Company, which conduct, if capable of cure or remedy is not cured or remedied within fourteen (14) days after written notice from the Company or the Participant’s employer setting forth in reasonable detail such conduct. 1.5 Change in Control means the occurrence, in a single transaction or a series of related transactions, of any one or more of the following events: (i) the consummation of the sale or disposition of all or substantially all of the Company’s assets; (ii) the acquisition by any person, entity or group (other than the Company or a subsidiary or any Company or subsidiary employee benefit plan (including its trustee(s)), of Beneficial Ownership, directly or directly, of securities of the Company representing fifty percent (50%) or more of the total voting power of the Company’s then outstanding voting securities; (iii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended (the “Incumbent Board”); provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

3 (iv) consummation of a merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person; provided, however, none of the following shall be considered a Change in Control: (a) a merger effected exclusively for the purpose of changing the domicile of the Company, (b) an equity financing in which the Company is the surviving corporation, or (c) a transaction in which the holders of at least 50% of the shares of voting capital shares of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital shares of the surviving entity) 50% or more of the total voting power represented by the shares of voting capital shares of the Company (or surviving entity) outstanding immediately after such transaction. 1.6 Change in Control Protection Period means the period commencing ninety (90) days prior to the date that a Change in Control is consummated and ending on the second anniversary of the date that a Change in Control is consummated. 1.7 CHRO means the Chief Human Resources Officer of the Company. 1.8 COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. 1.9 Code means the Internal Revenue Code of 1986, as amended from time to time. 1.10 Code Section 409A means Section 409A of the Code and the treasury regulations and guidance promulgated thereunder. 1.11 Company means Triton International Limited. 1.12 Compensation means a Participant’s annual base salary in effect at the time of the Employment Loss plus the target annual bonus opportunity that the Participant is eligible to receive for the fiscal year in which the Employment Loss occurs. 1.13 Effective Date of the Plan means February 9, 2022. 1.14 Eligible Executive means those individuals who have been designated as eligible to participate in this Plan in accordance with Article II of the Plan. The determination of who is an Eligible Executive shall be made by the Plan Administrator, in its sole discretion, and such determination shall be final and binding on all parties. 1.15 Employee Benefits means the Employer-sponsored group health benefits (medical, dental, and vision) that a Participant (and any of his or her dependents) was enrolled in on the day before his or her Employment Loss. The Employer reserves the right to amend or terminate its Employee Benefits at any time.

4 1.16 Employer means the Company and each Participating Employer. 1.17 Employment Loss means: (i) a Participant’s involuntary termination of employment by the Employer without Cause; or (ii) a Participant’s termination of employment for Good Reason. A termination of employment for any reason other than a reason in the foregoing sentence shall not constitute an Employment Loss for purposes of this Plan. 1.18 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. 1.19 General Release means a Participant’s general waiver and release of all claims as required by the Employer as a condition of receiving Severance Benefits hereunder. 1.20 Good Reason means, with respect to any Participant, the occurrence of one or more of the following events without the Participant’s written consent, (i) a material diminution in the Participant’s authority, duties or responsibilities, (ii) a material diminution in the Participant’s Compensation; (iii) mandatory material relocation of such Participant’s current principal place of business (except where such relocation is required by applicable law); (iv) the Employer’s failure to pay any of the Participant’s compensation when due; or (v) the Employer’s material breach of a provision of a written employment agreement or other written agreement between the Employer and the Participant, including any provision of this Plan; provided, in each case, that within ninety (90) days following the initial occurrence of any of the events set forth in clauses (i) – (v) above, the Participant shall have delivered written notice to the Employer of his or her intention to terminate his or her employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate employment for Good Reason and the Employer shall not have cured such circumstances within thirty (30) days following the Employer’s receipt of such notice. The Employment Loss must occur within one hundred fifty (150) days (or lesser time frame if so required by Code Section 409A) after the event set forth above, and the definitions and standards for “Good Reason” will be subject to and interpreted consistent with, the requirements of Code Section 409A (to meet the appropriate exemption(s). 1.21 Group 1 Participant means those Eligible Executives who are designated in accordance with Article II as Group 1 Participants and who are listed on the Group 1 Participants Addendum hereto.

5 1.22 Group 2 Participant means those Eligible Executives who are designated in accordance with Article II hereof as Group 2 Participants and who are listed on the Group 2 Participants Addendum hereto. 1.23 Group 3 Participants means those Eligible Executives who are designated in accordance with Article II hereof as Group 3 Participants and who are listed on the Group 3 Participants Addendum hereto. 1.24 Participant means an Eligible Executive who has been designated as a Participant in accordance with Article II hereof. 1.25 Participating Employer means each entity in the Company’s controlled group (as defined by Code Section 414(b) and (c)) that is participating in this Plan and is the employer of the Participant on the date of the Participant’s Employment Loss. 1.26 Participation Notice means a notice provided to Eligible Executives in the form specified by the Plan Administrator, which will be substantially similar to that set forth in Exhibit 1 hereto. 1.27 Plan means this Triton International Limited Executive Severance Plan, as it may be amended from time to time. 1.28 Plan Administrator means the person or entity as set forth in Section 5.1 of the Plan. 1.29 Plan Year means the year beginning each January 1 and ending on the following December 31. 1.30 Pro-rated Target Bonus means the Participant’s target annual bonus opportunity for the fiscal year of the Employment Loss other than during a Change in Control Protection Period, multiplied by a fraction (which may not exceed one), the numerator of which is the number of days in the fiscal year of the Employment Loss up to and including the date of such Employment Loss and the denominator of which is 365. ARTICLE II ELIGIBILITY AND PARTICIPATION The Plan Administrator or its designee shall designate those Eligible Executives who will be Participants in the Plan, and shall specify each Eligible Executive’s group (i.e., Group 1 Participants, Group 2 Participants, or Group 3 Participants) by including the Eligible Executive on the applicable addendum attached hereto (collectively, the “Participant Addendums”). Each Participant shall receive a Participation Notice. The Plan Administrator may amend or modify the Participant Addendums at any time without prior notice or the necessity of a formal amendment to the Plan. ARTICLE III

6 BENEFITS 3.1 Severance Benefits (i) Employment Loss Other than During the Change in Control Protection Period. Subject to the terms and conditions of this Plan, if a Participant experiences an Employment Loss other than during a Change in Control Protection Period and timely executes and delivers his or her General Release to the Company and/or applicable Employer after his or her Employment Loss (and does not revoke, if a revocation right is applicable, that General Release), then as soon as practicable after the date the General Release becomes effective and irrevocable in accordance with its terms, but no later than the 60th day from the date of Employment Loss, the Participant will receive the following severance payments and benefits (“Severance Benefits”): (a) A lump sum payment (“Severance Pay”) equal to the Participant’s Compensation multiplied by the “multiplier” listed below, plus the Participant’s Pro-rated Target Bonus: Eligible Participants Compensation Multiplier Group 1 Participants 1.5X Group 2 Participants 1X Group 3 Participants 1X (b) With respect to a Participant that is a U.S. employee, provided the Participant timely elects to continue Employee Benefits under COBRA continuation coverage and does not revoke such election, payment of the full monthly applicable premiums for such Employee Benefits (including the Participant’s eligible dependents who were participating immediately prior to the Employment Loss) for a period of up to the lesser of (i) eighteen (18) months for Group 1 and Group 2 Participants and twelve (12) months for Group 3 Participants from the Employment Loss date or (ii) the date upon which the Participant ceases to be eligible for COBRA for any reason, including that he or she is eligible for coverage under another employer’s group health plan (in which case the Participant has an affirmative obligation to report, in writing, any relevant facts to the Employer within 10 business days of the occurrence of the event) (the “COBRA Subsidy Period”). Following the expiration of the COBRA Subsidy Period, Participant’s continuation of Employee Benefits under COBRA (if any) shall be at his or her sole expense. If the Participant is not covered by the Employer’s Employee Benefits at the time of the Employment Loss, then he or she will not receive this benefit under this Section 3.1(i)(b). The Employer-paid COBRA benefit provided by this Section 3.1(i)(b) shall not apply in any situation where applicable law does not require COBRA to be provided to a Participant.

7 For non-U.S. Participants, the Employer will continue to provide the Participant with Employee Benefits where applicable and subject to the terms of the plans in force for a period of (a) eighteen (18) months for Group 1 or Group 2 Participants or (b) twelve (12) months for Group 3 Participants, in each case from the Employment Loss date. In the event the Employer is not able to continue coverage through the Employer sponsored benefits, a lump sum amount equal to the applicable number of months of premium payment for the coverages will be paid to the Participant. The Employer’s obligation under this Section 3.1(i)(b) will terminate if the Participant is eligible for coverage under another employer’s group health plan (in which case the Participant has an affirmative obligation to report, in writing, any relevant facts to the Employer within 10 business days of the occurrence of the event). If the Participant is not covered by the Employer’s Employee Benefits at the time of the Employment Loss, then he or she will not receive this benefit under this Section 3.1(i)(b). Further, if the Employer cannot continue such benefits under this Section 3.1(i)(b) because of Code Section 409A or operation of other law, the Company shall compensate the Participant for the monthly applicable premium costs of replacing such benefits for the relevant period; and to the extent the continuation of such benefits is, or ever becomes, taxable to the Participant, the Employer shall administer such continuation of coverage consistent with the following additional requirements as set forth in Treasury Regulation Section 1.409A-3(i)(1)(iv): (A) the Participant’s eligibility for such benefits in one year shall not affect the Participant’s eligibility for benefits in any other year; (B) any reimbursement of eligible expenses shall be made on or before the last day of the year following the year in which the expense was incurred; and (C) the Participant’s right to such benefit shall not be subject to liquidation or exchange for another benefit. (ii) Employment Loss During a Change in Control Protection Period. Subject to the terms and conditions of this Plan, if a Participant experiences an Employment Loss during a Change in Control Protection Period and timely executes and delivers his or her General Release to the Company and/or applicable Employer after his or her Employment Loss (and does not revoke, if a revocation right is applicable, that General Release), then as soon as practicable after the General Release becomes effective or irrevocable in accordance with its terms, but no later than the 60th day from the date of Employment Loss, such Participant will receive the following severance payments and benefits (“Change in Control Severance Benefits”): (a) (i) For Group 1 and Group 2 Participants, a lump sum payment (“Change in Control Severance Pay”) equal to the Participant’s Compensation multiplied by the “multiplier” listed below plus the Participant’s CIC Target Bonus:

8 Eligible Participants Compensation Multiplier Group 1 Participants 2 X Group 2 Participants 1.5X (ii) For Group 3 Participants, the Severance Pay as set forth under Section 3.1(i)(a) above. (b) With respect to a Participant that is a U.S. employee, provided the Participant timely elects to continue Employee Benefits under COBRA continuation coverage and does not revoke such election, payment of the full monthly applicable premiums for such Employee Benefits (including the Participant’s eligible dependents who were participating immediately prior to the Employment Loss) for a period of up to the lesser of (i) eighteen (18) months for Group 1 Participants and Group 2 Participants and twelve (12) months for Group 3 Participants from the Employment Loss Date or (ii) the date upon which the Participant ceases to be eligible for COBRA for any reason, including that he or she is eligible for coverage under another employer’s group health plan (in which case the Participant has an affirmative obligation to report, in writing, any relevant facts to the Company within 10 business days of the occurrence of the event) (the “COBRA Subsidy Period”). Following the expiration of the COBRA Subsidy Period, Participant’s continuation of the Employee Benefits under COBRA (if any) shall be at his or her sole expense. If the Participant is not covered by the Employer’s Employee Benefits at the time of the Employment Loss, then he or she will not receive this benefit under this Section 3.1(ii)(b). The Employer-paid COBRA benefit provided by this Section 3.1(ii)(b) shall not apply in any situation where applicable law does not require COBRA to be provided to a Participant. For non-U.S. Participants, the Employer will continue to provide the Participant with Employee Benefits where applicable and subject to the terms of the plans in force for a period of (a) eighteen (18) months for Group 1 or Group 2 Participants or (b) twelve (12) months for Group 3 Participants, in each case from the Employment Loss date. In the event the Employer is not able to continue coverage through the Employer sponsored benefits, a lump sum amount equal to eighteen (18) months of premium payment for the coverages will be paid to the Employee. The Employer’s obligation under this Section 3.1(ii)(b) will terminate if the Participant is eligible for coverage under another employer’s group health plan (in which case the Participant has an affirmative obligation to report any relevant facts to the Employer within 10 business days of the occurrence of the event). If the Participant is not covered by the Employer’s Employee Benefits at the time of the Employment Loss, then he or she will not receive this benefit under this Section 3.1(ii)(b). Further, if the Employer cannot continue such benefits under this Section 3.1(ii)(b) because of Code Section 409A or operation of other law, the

9 Company shall compensate the Participant for the monthly applicable premium costs of replacing such benefits for the relevant period; and to the extent the continuation of such benefits is, or ever becomes, taxable to the Participant, the Employer shall administer such continuation of coverage consistent with the following additional requirements as set forth in Treasury Regulation Section 1.409A-3(i)(1)(iv): (A) the Participant’s eligibility for such benefits in one year shall not affect the Participant’s eligibility for benefits in any other year; (B) any reimbursement of eligible expenses shall be made on or before the last day of the year following the year in which the expense was incurred; and (C) the Participant’s right to such benefit shall not be subject to liquidation or exchange for another benefit. (iii) If it is determined subsequent to a Participant’s receipt of Severance Benefits under Section 3.1(i) of this Plan that the Participant’s Employment Loss occurred during a Change in Control Protection Period, such Participant shall receive the excess of the Change in Control Severance Pay under Section 3.1(ii) over the Severance Pay under Section 3.1(i). (iv) If a Participant fails or refuses to timely execute a General Release or revokes it (if a revocation right is applicable), he or she shall not be entitled to receive any Severance Benefits, Change in Control Severance Benefits, or any other benefits under this Plan. If a Participant fails to comply with the terms of the General Release, or the Company determines that grounds existed at the time of the Employment Loss to terminate him or her for Cause, the Company reserves the right to withhold and terminate any Severance Benefits, Change in Control Severance Benefits, or any other benefits under this Plan and to require the Participant to repay the gross amount that he or she may have previously received under the Plan. (v) Notwithstanding anything to the contrary contained in this Plan, if a Participant is entitled to a notice period (e.g., prior to the Employment Loss date) or any other benefit (by applicable law or agreement), the Participant’s Severance Benefits or Change in Control Severance Benefits will be reduced or eliminated and will be reduced for any benefits provided during any notice period to the extent permissible by applicable law. Further, a Participant’s Severance Benefits or Change in Control Severance Benefits will be directly reduced (but not below $0.00 and to the extent permitted by applicable law) by the amount of any separation, severance, or similar compensation received as a result of any applicable employment agreement, policy, law, ordinance, or regulation. The benefits provided under the Plan are intended to satisfy, to the greatest extent possible, and not to provide benefits duplicative of, any and all statutory, contractual, plan, program, policy or other obligations or arrangements of the Company in respect of compensation and benefits that may arise out of an Employment Loss, and the Plan Administrator will so construe and implement the terms of the Plan. Reductions may be applied on a retroactive basis, with benefits

10 previously provided being recharacterized as benefits pursuant to the Company’s statutory or other contractual obligations. The payments pursuant to the Plan are in addition to, and not in lieu of, any unpaid salary or employee welfare benefits to which a Participant may be entitled for the period ending with the Participant’s Employment Loss. 3.2 General Release of All Claims. As a condition precedent to receiving the benefits described in this Plan, a Participant will be required to timely execute and not revoke (if revocation right is applicable) a General Release in a form satisfactory to the Company and the General Release must become effective and irrevocable in accordance with its terms within 60 days following the date of the Employment Loss. Any General Release may be incorporated into a termination agreement or other agreement with the Participant at the discretion of the Plan Administrator. 3.3 Death Prior to Receipt of Severance Benefits or Change in Control Severance Benefits. If a Participant dies after incurring an Employment Loss but before he or she receives his or her Severance Benefits or Change in Control Severance Benefits, the Employer will pay the Participant’s Severance Pay or Change in Control Severance Pay (but not the value of any other benefits that may otherwise be provided by this Plan) in a lump sum to his or her surviving spouse or, if none, to his or her estate; provided, however, that the spouse, or his or her estate, as the case may be, have complied with the terms of the Plan (including, without limitation, execution and non-revocation of a General Release). Such payment shall be made within sixty (60) days of the Participant’s death, provided the General Release has been timely signed and not revoked. The Employer may require proof of the Participant’s death. 3.4 Equity Awards. The Plan does not affect the terms of any outstanding equity awards. The treatment of any outstanding equity awards shall be determined in accordance with the terms of the Company equity plan or plans under which they were granted and any applicable award agreements.

11 ARTICLE IV CLAIMS PROCEDURE 4.1 Claims. (i) A Claimant (a Participant, or his or her authorized representative) who believes that he or she is entitled to benefits under this Plan that have not been received may submit a written claim for benefits to the attention of the CHRO at the address set forth under General Plan Information. (ii) Claims shall indicate the specific provisions of the Plan relied upon and must set forth in reasonable detail all relevant facts and circumstances to support a claim for benefits under the Plan. (iii) A Claimant must assert a claim for benefits under the Plan within ninety (90) days of the Employment Loss date or the claim shall be deemed waived. 4.2 Disposition of Claim. (i) The CHRO shall make the initial determination as to any claim and give the Claimant notice thereof within ninety (90) days after receipt of the claim, unless special circumstances require further time for processing the claim, not to exceed ninety (90) additional days, as determined by the CHRO. (ii) If the CHRO determines that it will need additional time to process the claim, it shall give the Claimant written notice of this need prior to expiration of the initial 90-day period. The notice shall state the special circumstances requiring an extension of time and the date by which the CHRO expects to reach a decision. (iii) If the CHRO wholly or partially denies the claim, the notice of denial shall be set forth in a manner calculated to be understood by the Claimant, and shall include the following: (a) The specific reason for denial; (b) Specific reference to pertinent Plan provision(s) on which the denial is based; (c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information or material is necessary; (d) A description of the Plan’s review procedures and the time limits applicable to such procedures; and

12 (e) A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review (if applicable). 4.3 Request for Review. Within sixty (60) days after notification that the claim is wholly or partially denied, the Claimant may file with the Plan Administrator a written request for review of the decision. The Plan Administrator shall provide the Claimant an opportunity to review all pertinent documents relating to the claim and to submit written comments, documents, records and other information relating to the claim for benefits. The costs of any representative for the Claimant shall be paid by the Claimant. The Plan Administrator’s review shall take into account all materials submitted by the Claimant, without regard to whether such information was submitted or considered in the initial benefit determination. 4.4 Decision on Review. (i) Within sixty (60) calendar days after receipt of a request for review of the claim (unless special circumstances require further time for processing the review, not to exceed sixty (60) additional days, as determined by the Plan Administrator), the Plan Administrator shall make a final determination and give notice to the Claimant of its decision, which shall include the specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions on which the decision is based. If adverse to the Claimant, the decision shall include a statement that the Claimant is entitled to receive, free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim, and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA (if applicable). (ii) The decision of the Plan Administrator on appeal, including (but not limited to) questions of construction, interpretation and administration shall be final, conclusive and binding on all persons having an interest in or under the Plan. Any determination made by the Plan Administrator shall be given deference in the event the determination is subject to judicial review and shall be overturned by a court of law only if it is arbitrary and capricious. ARTICLE V ADMINISTRATION 5.1 Plan Administrator. The Plan Administrator of the Plan as defined in Section 3(16) of ERISA shall be the Compensation and Talent Management Committee of the Board (or such other committee appointed by the Board for purposes of administering the Plan). The Plan Administrator has the exclusive right, power and authority, in its sole and absolute discretion, to administer and interpret the Plan and its provisions. The Plan Administrator shall have overall responsibility for the administration and operation of the Plan, which responsibility it may discharge by designating such other person(s) as it shall from time to time appoint to act as Plan Administrator.

13 5.2 Powers and Duties of the Plan Administrator. The Plan Administrator shall have responsibility for, and all powers necessary or desirable to carry out, the administration of the Plan and, without limitation on the foregoing, shall have complete discretionary power and authority to: (i) Adopt any rules and regulations it deems desirable for the administration of the Plan; (ii) take any action it deems necessary or appropriate to comply with any requirements of applicable law with respect to notice and disclosure and the preparation and filing of reports and forms; (iii) construe and interpret the Plan and make determinations (including factual and legal determinations) under the provisions of the Plan with respect to all rights, benefits, duties and entitlements, including but not limited to eligibility for coverage, amounts of benefits payable, duration of coverage, and all other matters pertaining to the operation and administration of the Plan, all such determinations to be made in the Company’s sole discretion; (iv) require any person to furnish such information as it may request as a condition to receiving any benefit under the Plan; (v) appoint, contract with, or employ persons to render advice with regard to or assist in the administration of the Plan; (vi) delegate in writing its responsibilities and/or administrative duties with respect to the Plan to any other person or entity, or re-assume such responsibilities and/or administrative duties therefrom; and (vii) make any equitable adjustments to correct any error or omission discovered in the administration of the Plan. In establishing the Plan Administrator’s discretion, authority, and responsibility under the Plan, it is the intent of the Company to grant to the Plan Administrator the broadest possible powers to interpret and administer the Plan, so that judicial and other review of the Plan Administrator’s decisions is limited to the extent allowed by law (including case law), and so that maximum deference is given to all Plan Administrator decisions under or relating to the Plan. 5.3 Indemnification. The Company shall indemnify and hold harmless the Plan Administrator or its designees from and against any liability, loss, cost, or expense arising from any action or inaction by such parties in connection with their responsibilities under the Plan, (unless constituting fraud or a willful criminal act or omission).

14 ARTICLE VI AMENDMENT AND TERMINATION The Company reserves the right to amend or terminate the Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination will apply to any Participant (1) who would be adversely affected by such amendment or termination, unless such Participant consents in writing to such amendment or termination; or (2) during a Change in Control Protection Period without the prior written consent of an affected Participant. Any action amending or terminating the Plan or any Participation Notice will be in writing and executed by a duly authorized officer of the Company. ARTICLE VII MISCELLANEOUS 7.1 Right to Assets. Neither the establishment of the Plan nor the payment of benefits under the Plan shall be construed as giving any legal or equitable right to any Eligible Executive, former Eligible Executive, or Participant against an Employer (or its successor), any affiliate (including the Company) or their current or former officers, directors or employees, except as expressly provided herein, and all rights under the Plan shall be satisfied, if at all, only out of the general assets of the Employer. 7.2 No Inducement, Contract or Guarantee of Employment. The Plan does not constitute inducement or consideration for the employment of any Eligible Executive, nor is it a contract between the Employer and any Eligible Executive. Participation in the Plan shall not give any Eligible Executive any right to continued employment with the Employer, and the Employer retains the right to hire and discharge any Eligible Executive at any time, with or without advance notice, as if the Plan had never been adopted, unless applicable law or an agreement provides otherwise. 7.3 Prohibition Against Assignment. Except as permitted by law, no assignment of any rights or benefits arising under the Plan shall be permitted or recognized. The Employer shall not be liable for or subject to the debt, contracts, liabilities, or torts of any person entitled to benefits under this Plan. 7.4 Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to the Company to expressly assume and agree to perform the Company’s obligations under the Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. 7.5 Conclusiveness of Records. The records of the Employer with respect to any matter relevant to the Participant’s employment shall be conclusive for purposes of the administration of, and the resolution of claims arising under, the Plan, unless otherwise required by applicable law.

15 7.6 Payment of Expenses. The Company shall pay all of the expenses of administration of the Plan, and any other expenses incurred at the direction of the Company. 7.7 Governing Law. The Plan shall be governed, construed, administered, and regulated in all respects under the laws of the State of New York, to the extent not preempted by ERISA. Any actions against the Plan must be brought in federal court in the Southern District of New York. 7.8 Right to Require Information and Reliance Thereon. The Employer shall have the right to require Eligible Executives, Participants, and others to provide it and its agents with such information, in writing, and in such form as it may deem necessary to administer the Plan, and the Employer may rely on that information in carrying out its duties. Any payment to a Participant in accordance with the provisions of the Plan in good faith reliance upon any written information provided by the Participant shall be in full satisfaction of all claims by the Participant. 7.9 Clawback. Any amounts payable under the Plan shall be subject to any policy (whether in existence as of the Effective Date or later adopted or amended) established by the Company providing for clawback or recovery of amounts that were paid to the Participant. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation. 7.10 Construction. One gender includes the other, and the singular and plural include each other when the meaning would be appropriate. The Plan’s headings and subheadings have been inserted for convenience of reference only and must be ignored in any construction of the provisions. If a provision of this Plan is illegal or invalid, that illegality or invalidity does not affect other provisions. This Plan shall be construed to be consistent with the applicable provisions of ERISA and any regulations promulgated thereunder. 7.11 409A Savings Clause. (i) This Plan is intended to be exempt from Section 409A of the Code (“Section 409A”). This Plan shall be administered and interpreted to maximize the short-term deferral exemption to Section 409A, and a Participant shall not, directly or indirectly, designate the taxable year of a payment made under this Plan. The portion of any payment under this Plan that is paid within the short-term deferral period (within the meaning of Section 409A) shall be treated as a short-term deferral and not aggregated with other payments. Any other portion of the payment that does not meet the short-term deferral requirement shall, to the maximum extent possible, be deemed to satisfy the exception from Section 409A for involuntary separation pay and shall not be aggregated with any other payment. Payment for COBRA is intended to be exempt from Section 409A as a reasonable outplacement benefit and shall not be aggregated with any other payment. Notwithstanding the foregoing, to the extent that any amounts payable in accordance with this Plan are subject to Section 409A, this Plan shall be interpreted and administered in such a way as to comply with Section 409A to the maximum extent possible.

16 (ii) If payment of any amount subject to Section 409A is triggered by a separation from service that occurs while the Participant is a “specified employee” (as defined by Section 409A), and if such amount is scheduled to be paid within six (6) months after such separation from service, the payment of such amount will be delayed for six (6) months to the extent, and only to the extent, required by Section 409A (the “Delayed Payment”). The Delayed Payment will not accrue interest and will become payable on the date six (6) months and one day following the date of the Participant’s separation from service. To the extent required by Section 409A, each reference in this Plan to termination of employment or Employment Loss shall be treated as a reference to the Participant’s separation from service, using the permissible standards set forth in Section 409A (and, where applicable, consideration of the controlled group rules). (iii) Any installment payment of compensation under this Plan shall be treated as a separate payment of compensation for purposes of applying Section 409A. If any payment under this Plan is subject to Section 409A and is contingent on the delivery of a General Release and could occur in either of two calendar years, payment will occur in the later year. 7.12 Section 280G. (i) This Section 7.12 shall apply solely to Participants (if any) who are “disqualified individuals” within the meaning of Section 1.280G-1, Q/A-15 of the Treasury Regulations (the “Applicable Participants”). In the event of an event constituting a change in the ownership or effective control of the Company or ownership of a substantial portion of the assets of the Company described in Section 280G(b)(2)(A)(i) of the Code, the Company, at its sole expense, shall cause its independent auditors promptly to review all payments, accelerations, distributions and benefits that have been made to or provided to, and are to be made, or may be made, to or provided to, the Applicable Participants under the Plan (irrespective of whether Severance Benefits or Change in Control Severance Benefits or other payments are then payable to such Participants at that time), and any other agreement or plan under which they may individually or collectively benefit (collectively the “Original Payments”), to determine the applicability of Section 4999 of the Code to each of the Applicable Participants in connection with such event. The Company’s independent auditors will perform this analysis in conformity with the foregoing provisions and will provide the affected Participants with a copy of their analysis and determination. (ii) Notwithstanding anything contained in this Plan to the contrary, to the extent that the Original Payments would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Original Payments shall be reduced (but not below zero) to the extent necessary so that no Original Payment shall be subject to the Excise Tax, but only if, by reason of such reduction, the net after-tax benefit received by an Applicable Participant shall exceed the net after-tax benefit received by him or

17 her if no such reduction was made. For purposes of the Plan, “net after-tax benefit” shall mean (a) the Original Payments which an Applicable Participant receives or is then entitled to receive from the Company that would constitute “parachute payments” within the meaning of Section 280G of the Code, less (b) the amount of all federal, state and local income taxes payable with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to an Applicable Participant (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (c) the amount of the Excise Tax imposed with respect to the payments and benefits described in (a) above. If a reduction is required by this provision, the payments and benefits shall be reduced in the following order: any cash severance to which the Applicable Participant becomes entitled (starting with the last payment due), then other cash amounts that are parachute payments (starting with the last payment due), then any stock option awards that have exercise prices higher than the then-fair market value price of the stock (based on the latest vesting tranches), then restricted stock and restricted stock units based on the latest awards scheduled to be distributed, and then other stock options based on the latest vesting tranches. The fees and expenses of the Company’s auditor for its services in connection with the determinations and calculations contemplated by this provision will be borne by the Company. 7.13 Notices. Any notice or other communication required or permitted to be given by either the Employer or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Employer email account and to the email account of the CHRO, with a copy via email to the Company’s General Counsel), or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Employer, at the address set forth under General Plan Information, in the case of a Participant, at the address as set forth in the Employer’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing. ARTICLE VIII STATEMENT OF ERISA RIGHTS As a Participant in the Plan who is a U.S. employee, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (“ERISA”). ERISA provides that all Plan Participants shall be entitled to: 8.1 Receive Information About Your Plan and Benefits. (i) Examine, without charge, at the Plan Administrator’s office and at other specified locations (such as work sites), all Plan documents, including insurance contracts and copies of all documents, if applicable, filed by the Plan with the U.S. Department of Labor (such as detailed annual reports (Form 5500 Series), and Plan

18 descriptions), and available at the Public Disclosure Room of the Employee Benefits Security Administration. (ii) Obtain, upon written request to the Plan Administrator, copies of all documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series), if applicable, and updated (as necessary) summary plan description. The Plan Administrator may make a reasonable charge for the copies. (iii) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each Participant with a copy of this summary annual report. 8.2 Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your employer or any other person may terminate you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA. 8.3 Enforce Your Rights. (i) If your claim for a welfare benefit is denied or ignored in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. (ii) Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request governing documents or materials relevant to your claim from the Plan and do not receive them within 30 days, you may file suit in federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, and you have exhausted all Plan appeal rights, you may file suit in state or federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay the costs and fees, for example, if it finds your claim frivolous. (iii) No lawsuit may be brought to recover under the Plan until the appeal rights herein provided have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. 8.4 Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about

19 your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue NW, Washington, DC 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

20 GENERAL PLAN INFORMATION NAME OF THE PLAN Triton International Limited Executive Severance Plan COMPANY AND PLAN ADMINISTRATOR Triton International Limited c/o Triton Container International, Incorporated of North America 100 Manhattanville Road Purchase, New York 10577-2135 (914) 251- 9000 EMPLOYER IDENTIFICATION NUMBER 98-1276572 PLAN NUMBER 501 TYPE OF PLAN Employee welfare plan which provides severance benefits as defined in ERISA Sections 3(1). The Plan is intended to be a “top-hat” welfare plan exempt from the substantive requirements of ERISA. TYPE OF ADMINISTRATION The plan is self-administered by Triton International Limited. TYPE OF FUNDING All benefits are paid from general assets of the Company or applicable Employer rather than by an insurer, and the Plan has no trustee. Under no circumstances will the Plan be funded. AGENT FOR SERVICE OF LEGAL PROCESS For disputes arising under the Plan, service of legal process may be made upon the Plan Administrator at the above address, to the attention of the Company’s General Counsel. CONTRIBUTIONS No employee contribution is required for severance benefits.

21 MISCELLANEOUS Applicable Employer. Any benefits to be provided by this Plan will be provided by the Participant’s employer unless the Company and any applicable Participating Employer agree otherwise. Currency. All dollar amounts referenced in this Plan are provided in United States currency, but will be converted to the local currency of any Participating Employer when the need arises to suit a purpose of the Plan and when practical to do so in accordance with the currency conversion methodologies adopted by the Company from time to time. Taxes, Withholdings. Any benefits provided by this Plan will be subject to all applicable federal, state and local tax withholdings.

ADDENDUM TO TRITON INTERNATIONALLIMITED EXECUTIVE SEVERANCE PLAN GROUP 1 PARTICIPANTS

ADDENDUM TO TRITON INTERNATIONALLIMITED EXECUTIVE SEVERANCE PLAN GROUP 2 PARTICIPANTS

ADDENDUM TO TRITON INTERNATIONALLIMITED EXECUTIVE SEVERANCE PLAN GROUP 3 PARTICIPANTS

Exhibit 1 - 1 EXHIBIT 1 TRITON INTERNATIONAL LIMITED EXECUTIVE SEVERANCE PLAN PARTICIPATION NOTICE To: ____________________________ Date: ___________________________ Triton International Limited (the “Company”) has adopted the Triton International Limited Executive Severance Plan (the “Plan”). The Company is providing you this Participation Notice to inform you that you have been selected for participation as a Group [1 2 3] Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, including the attachments hereto. In consideration of your participation in the Plan and the benefits you are entitled to therein, you hereby waive, release, forfeit, and relinquish any and all right, claim, title, and interest in and to any severance or other entitlement provided under the Triton Container International, Incorporated of North America Employee Severance Plan, any right to receive any additional cash payment under any Management Shareholder Agreement entered into between you and the Company and/or any other severance entitlement under any other policies, agreements, letters, arrangements, and/or practices of the Company and its subsidiaries. As a condition to your participation in the Plan,  you represent that you have either consulted your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so; and  you acknowledge receipt of the Plan, this Participation Notice and the Restrictive Covenant Agreement set forth on Attachment A hereto, and consent to and agree with the terms set forth therein.

Exhibit 1 - 2 Please return to the Company’s Chief Human Resources Officer a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records. TRITON INTERNATIONAL LIMITED By: Name: Title: PARTICIPANT Signature: Name: Date:

Exhibit 1 - 3 ATTACHMENT A PROTECTIVE COVENANT AGREEMENT In consideration of participation in the Plan, the Participant covenants and agrees: 1. that during the period the Participant is an officer, director or employee of the Company or any Related Company and during the twelve (12) months following an Employment Loss (the “Restricted Period”), the Participant shall not, without the express approval of the Company, directly or indirectly, own, manage, operate, invest in, whether as a proprietor, partner, shareholder, member, lender, director, officer, employee, agent, representative or other participant, or otherwise engage or participate in any business or enterprise engaged in the leasing, financing, managing or sale of intermodal marine cargo containers or intermodal chassis, in the Territory (“Competitive Business”) (but a Competitive Business does not include shipping lines, terminals, or the wider container shipping industry) without regard to (A) whether the Competitive Business has its office or other business facilities within or without the Territory, (B) whether any of the activities of the Participant referred to above occur or are performed within or without the Territory or (C) whether the Participant resides, or reports to an office, within or without the Territory; provided, however, that (x) the Participant may, anywhere in the Territory, directly or indirectly, in one or a series of transactions, own, invest or acquire an interest in up to five percent (5%) of the capital share of a corporation whose capital share is traded publicly, or that (y) such Participant may accept employment with a successor company to the Company. The Participant shall not be deemed to be engaged in a Competitive Business if he or she is employed at a company that is not engaged in a Competitive Business but which has a sister company that is engaged in a Competitive Business if the Participant has no involvement, direct or indirect, in the sister company whatsoever; and 2. that for the duration of the Restricted Period, the Participant shall not (A) directly or indirectly, in one or a series of transactions, recruit, solicit or otherwise induce or influence any proprietor, partner, shareholder, member, lender, director, officer, employee, sales agent, lessor, customer, supplier, agent, representative or any other Person which has a business relationship with the Company or a Related Company or had a business relationship with the Company or a Related Company within the twenty-four (24) month period preceding the date of the incident in question (other than a customer or supplier who has a business relationship with the Participant’s new employer (if any)), to discontinue, reduce or modify such employment, agency or business relationship with the Company or a Related Company, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any Person who is then (or was at any time within twelve (12) months prior to the date such Participant or the Competitive Business employs or seeks to employ such Person) employed or retained by the Company or a Related Company. Notwithstanding the foregoing, nothing herein shall prevent the Participant from providing a letter of recommendation to an employee with respect to a future employment opportunity; and

Exhibit 1 - 4 3. that during and after his or her employment with the Company or a Related Company, the Participant will not, directly or indirectly in one or a series of transactions disclose to any Person or use or otherwise exploit for the Participant’s own benefit or for the benefit of anyone other than the Company or its subsidiaries any Confidential Information (as defined below) whether prepared by the Participant or not, provided, however, that any Confidential Information may be disclosed to officers, representatives, employees and agents of the Company or its Related Companies who need to know such Confidential Information in order to perform the services or conduct the operations required or expected of them in the Business. The Participant shall use his or her reasonable best efforts to prevent the removal of any Confidential Information from the premises of the Company or its Related Companies, except as required in his or her normal course of employment by the Company or its subsidiaries. During the term of employment, the Participant shall use the Participant’s commercially reasonable efforts to cause all Persons to whom Confidential Information shall be disclosed by the Participant hereunder to observe the terms and conditions set forth herein as though each such Person or entity was bound hereby. After the term of employment, the Participant shall not disclose Confidential Information other than to his or her advisors, representatives and agents who execute a confidentiality agreement whereby they will agree to observe the confidentiality terms and conditions set forth herein. The Participant shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure of any thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, the Participant shall provide the Company with prompt notice of such requirement to the extent allowed by law, prior to making any disclosure, so that the Company may seek an appropriate protective order. At the request of the Company, the Participant agrees to deliver to the Company all Confidential Information which the Participant may possess or control. The Participant agrees that all Confidential Information of the Company and Related Companies (whether now or hereafter existing) conceived, discovered or made by him or her during his or her employment with the Company or its Related Companies exclusively belongs to the Company and its direct and indirect subsidiaries (and not to the Participant). The Participant will promptly disclose such Confidential Information to the Company and its Related Companies and perform all actions reasonably requested by the Company and its Related Companies to establish and confirm such exclusive ownership. As used herein, the term “Confidential Information” means any confidential information including, without limitation, any study, data, calculations, software storage media or other compilation of information, patent, patent application, copyright, trademark, trade name, service mark, service name, trade secrets, supplier lists and contacts, customer lists and contacts, the fact of and terms of (including without limitation, pricing terms) supplier, customer or consultant contracts, pricing policies, business techniques, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any scientific or technical information, discoveries, designs, computer programs (including source of object codes), processes, procedures, formulas, improvements or other proprietary or intellectual property of the Company or its subsidiaries, whether or not in written or tangible form, and whether or not registered, and including all files, records, manuals, books, catalogues, memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof. The term “Confidential Information” does not

Exhibit 1 - 5 include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by such Participant that is prohibited hereunder; and 4. that during and after his or her employment with the Company or a Related Company, he or she shall not make any false, defamatory or disparaging statements about the Company or its Related Companies or the officers or directors of the Company or its Related Companies. During and after the Participant’s employment with the Company or its Related Companies, the Company agrees on behalf of itself and its Related Companies that neither the officers nor the directors of the Company or its Related Companies shall make any false, defamatory or disparaging statements about the Participant. Definitions Applicable to this Attachment: “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity. "Related Company" means all direct and indirect subsidiaries of the Company. "Territory" means the United States of America and each jurisdiction or other country in which (i) the Business was conducted by or engaged in by the Company or its subsidiaries or in which the Company sought to conduct the Business on or prior to the date hereof or (ii) the Business is conducted by or engaged in by the Company or its subsidiaries or in which the Company seeks to conduct the Business at any time during the Participant’s employment by the Company or its subsidiaries.